As filed with the Securities and Exchange Commission on October 28, 2010
Registration No. 333-146681

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Giant Interactive Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2/F No. 29 Building, 396 Guilin Road
Shanghai 200233
People’s Republic of China
 (Address, Including Zip Code, of Principal Executive Offices)

Giant Interactive Group Inc.
2007 Performance Incentive Plan
 (Full Title of the Plans)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Kurt Berney, Esq.
O’Melveny & Myers LLP
37th Floor, Plaza 66, 1266 Nanjing Road West
Shanghai, 200040
People’s Republic of China
(8621) 2307-7007

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share			Proposed Maximum Aggregate Offering Price			Amount Of Registration Fee

Ordinary Shares, par value US$0.0000002 per share, issuable under the Giant Interactive Group Inc. 2007 Performance Incentive Plan	2,900,000 Ordinary Shares (1)(3)	US$	6.895	(2)	US$	19,995,500	(2)	US$	1425.68	(2)

(1)
This Registration Statement covers, in addition to the number of ordinary shares, par value US$0.0000002 per share (the “Ordinary Shares”) of Giant Interactive Group Inc., a Cayman Islands corporation (the “Company” or the “Registrant”), stated above, options and other rights to purchase or acquire the Ordinary Shares covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Giant Interactive Group Inc. 2007 Performance Incentive Plan (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Pursuant to the Securities Act Rule 457(h)(1), the maximum aggregate offering price, per share and in the aggregate, and the registration fee were calculated based on the average of the high and low prices for the Registrant’s Ordinary Shares represented by American Depository Shares (“ADSs”) as reported on the New York Stock Exchange on Oct. 27,2010.

(3)
These Ordinary Shares may be represented by the Registrant’s ADSs, each of which represents one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-146776) filed on October 17, 2007, as amended and any other amendment or report filed for updating such statement.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.
____________

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

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PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on January 30, 2008 (Commission File No. 333-148934);

(b)	The Company’s Annual Report on Form 20-F for its fiscal year ended December 31, 2009, filed with the Commission on June 7, 2010 (Commission File No. 001-33759); and

(c)
The description of the Company’s Ordinary Shares and ADSs contained in the Company’s Registration Statement on Form 8-A (Commission File No. 001-33910) filed with the Commission on October 22, 2007 (Commission File No. 001-33759).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on October 28, 2010.

Giant Interactive Group Inc.

By:	/s/ Eric He
Eric He
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yuzhu Shi and Eric He, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yuzhu Shi	Chairman of the Board,	October 28, 2010
Yuzhu Shi	Chief Executive Officer
(Principal Executive Officer)

/s/ Wei Liu	Director, President	October 28, 2010
Wei Liu

/s/ Andrew Y. Yan	Director	October 28, 2010
Andrew Y. Yan

/s/ Jason Nanchun Jiang	Director	October 28, 2010
Jason Nanchun Jiang

/s/ Peter Andrew Schloss	Director	October 28, 2010
Peter Andrew Schloss

/s/ Paul C. Y. Chu	Director	October 28, 2010
Paul C.Y. Chu

Signature	Title	Date

/s/ Lu Zhang	Director,	October 28_, 2010
Lu Zhang

/s/ Eric He	Chief Financial Officer	October 28, 2010
Eric He	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on October 28, 2010.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4	Giant Interactive Group Inc. 2007 Performance Incentive Plan.

5.1	Opinion of Conyers Dill & Pearman (opinion re legality).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).